Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

"CHROMOCELL THERAPEUTICS CORPORATION", A DELAWARE CORPORATION,

WITH AND INTO "CHANNEL THERAPEUTICS CORPORATION" UNDER THE NAME OF "CHANNEL THERAPEUTICS CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEVADA, AS RECEIVED AND FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF NOVEMBER, A.D. 2024, AT 8:41 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

5591972 8100M
SR# 20244234396

Authentication: 204893609
Date: 11-18-24

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:41 AM 11/18/2024
FILED 08:41 AM 11/18/2024
SR 20244234396 - File Number 5591972

CERTIFICATE OF OWNERSHIP AND MERGER

OF

CHROMOCELL THERAPEUTICS CORPORATION
a Delaware corporation

WITH AND INTO

CHANNEL THERAPEUTICS CORPORATION
a Nevada corporation

Pursuant to Title 8, Section 253 of the General Corporation Law of the State of Delaware (the "DGCL"), Chromocell Therapeutics Corporation, a Delaware corporation (the "Corporation"), does hereby certify to the following information relating to the merger (the "Merger") of the Corporation with and into Channel Therapeutics Corporation a Nevada corporation (the "Subsidiary"), with the Subsidiary remaining as the surviving corporation immediately following the Merger (the "Surviving Corporation"):

FIRST: The Corporation owns 100% of the outstanding shares of capital stock of the Subsidiary.

SECOND: The board of directors of the Corporation, by resolutions duly adopted by unanimous written consent on September 9, 2024 and as set forth in Exhibit A attached hereto, determined to merge the Corporation with and into the Subsidiary pursuant to Section 253 of the DGCL. The Merger was approved by the stockholders of the Corporation on October 22, 2024 by the affirmative vote of a majority of the outstanding shares of common stock of the Corporation and preferred stock of the Corporation, in the aggregate, entitled to vote thereon, at a meeting duly called and held after 20 days' notice of the purpose of the meeting given to each such stockholder at the stockholder's address as it appears on the records of the Corporation. Such outstanding shares of capital stock of the Corporation consists of shares of (i) common stock, par value $0.0001 per share, of the Corporation (the "Common Stock") and (ii) Series C Convertible Redeemable Preferred Stock, par value $0.0001 per share, of the Corporation (the "Series C Preferred Stock").

THIRD: The Subsidiary shall be the surviving corporation of the Merger.

FOURTH: That the articles of incorporation of the Subsidiary, as in effect immediately prior to the Merger, shall be the articles of incorporation of the Surviving Corporation with no amendment thereto immediately following the Merger.

FIFTH: Upon effectiveness of the Merger, (i) each issued and outstanding share of Common Stock shall automatically and without any further action on the part of the holder thereof be converted into one share of common stock, par value $0.0001 per share, of the Surviving Corporation and (ii) each issued and outstanding share of Series C Preferred Stock shall automatically and without any further action on the part of the holder thereof be converted into one share of Series C Convertible Redeemable Preferred Stock, par value $0.0001 per share, of the Surviving Corporation.

SIXTH: That this Certificate of Ownership and Merger shall be effective on November 18, 2024.

SEVENTH: The Surviving Corporation agrees that it may be served with process in this State in any proceeding for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the DGCL, and irrevocably appoints the Secretary of State of the State of Delaware as agent of the Surviving Corporation to accept services of process in any such suit or other proceeding. The Secretary of State of the State of Delaware shall mail any such process to the Surviving Corporation at 4400 Route 9 South, Suite 1000, Freehold, New Jersey 07728.

[Signature Page Follows Immediately.]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by an authorized officer on the 18th day of November, 2024.

CHROMOCELL THERAPEUTICS CORPORATION,
a Delaware corporation

By: ______________________

Name: Francis Knuettel II
Title: Chief Executive Officer
& Chief Financial Officer

Exhibit A

Resolutions of the Board of Directors

September 9, 2024

WHEREAS: The Board believes it to be in the best interests of the Corporation and its stockholders to hold the Corporation's 2024 annual meeting of stockholders on October 21, 2024, to be held as a virtual meeting, as further specified in the proxy statement prepared by the Corporation in connection with such annual meeting, or such other date, time or place as may be later determined (the "Annual Meeting");

WHEREAS: In preparation for the Annual Meeting, the members of the Board were provided, and have reviewed and provided comments to, a draft notice of annual meeting for the Annual Meeting and a draft of the proxy statement for the Annual Meeting, substantially in the form attached hereto as Exhibit A (such proxy statement, the "2024 Proxy");

WHEREAS: The Board deems it to be in the best interests of the Corporation and its stockholders that the Corporation reincorporate in the State of Nevada by merging with and into Channel Therapeutics Corporation, a Nevada corporation ("Channel-NV"), with Channel-NV continuing as the surviving company (the "Reincorporation Merger"), pursuant to and subject to the terms and conditions of an Agreement and Plan of Merger to be entered into by and between the Corporation and Channel-NV, substantially in the form attached hereto as Exhibit B (the "Merger Agreement"); and

WHEREAS: In connection with the Reincorporation Merger, the Board deems it in the best interests of the Corporation and its stockholders to prepare and file with the Secretary of State of the State of Nevada, as applicable (i) articles of incorporation of Channel-NV, substantially in the form attached hereto as Exhibit C and which will be included as an appendix to the 2024 Proxy (the "Channel-NV Articles of Incorporation") (ii) bylaws of Channel-NV, substantially in the form attached hereto as Exhibit D and which will be included as an appendix to the 2024 Proxy (the "Channel-NV Bylaws") and (iii) a certificate of designation for the Series C preferred stock of Channel-NV, substantially in the form attached hereto as Exhibit E, (the "Channel-NV Certificate of Designation"), and which will each be included as an appendix to the 2024 Proxy.

NOW, THEREFORE, BE IT RESOLVED:

Reincorporation Merger

RESOLVED: That the formation of Channel-NV in the State of Nevada as a wholly-owned subsidiary of the Corporation and the purchase by the Corporation of 100 shares of Channel-NV's common stock, par value $0.0001 per share, for an aggregate purchase price of $1,000.00, be, and they hereby are ratified and approved and adopted in all respects; and be it further

RESOLVED: That the Reincorporation Merger and the form, terms and provisions of the Merger Agreement and any other documents or agreements necessary to effect the Reincorporation Merger, the Channel-NV Articles of Incorporation, the Channel-NV Bylaws and the Channel-NV Certificate of Designation, be, and they hereby are, authorized, approved and adopted in all respects, subject to stockholder approval of the Reincorporation Merger and the Merger Agreement, and the proposal to approve the Reincorporation Merger and each

of the Merger Agreement, the Channel-NV Articles of Incorporation, the Channel-NV Bylaws and the Channel-NV Certificate of Designation is hereby authorized for inclusion in the 2024 Proxy, to be submitted to stockholders for their approval and adoption at the Annual Meeting; and be it further

RESOLVED: That the Authorized Officer be, and hereby is, authorized, empowered and directed, in the name and on behalf of each Corporation, to take any and all actions as any the Authorized Officer deems necessary, convenient or desirable to carry out the Reincorporation Merger, including the execution and delivery and/or filing of all certificates, agreements, instruments, notices and other documents, such as holding the Annual Meeting and preparing and filing with the SEC, the Secretary of State of the State of Nevada and the Secretary of State of the State of Delaware, as applicable, the 2024 Proxy, the Merger Agreement, the Channel-NV Articles of Incorporation, the Channel-NV Bylaws, the Channel-NV Certificate of Designation, the Elimination of Series A Certificate of Designation and one or more certificates of merger, each in such form and upon such terms as the Authorized Officer so acting shall approve, the taking of such actions to be conclusive evidence of the Board's approval thereof; and be it further

RESOLVED: That the Authorized Officer be, and hereby is, authorized, empowered and directed, in the name and on behalf of each the Corporation and Channel-NV, to take any and all actions as the Authorized Officer deems necessary, convenient or desirable to ensure that Channel-NV continues its operations (albeit as a Nevada corporation) in all material respects as the Corporation would have continued such operations immediately prior to the Reincorporation Merger, such that the management, committees, employees, business, operations, corporate policies and material agreements and other relationships of the Corporation continue as those of Channel-NV immediately following the Reincorporation Merger, subject to any changes to the Board immediately following the Annual Meeting and other changes to the Corporation's organizational documents disclosed in the 2024 Proxy; and be it further

General Authorizing Resolutions

RESOLVED: That the Authorized Officer be, and hereby is, authorized to make, execute, file and deliver any and all consents, certificates, documents, instruments, amendments, papers or writing as may be required in connection with or in furtherance of the foregoing resolutions, including, without limitation, all filings and other documents required by the SEC, NYSE American, the Secretary of State of the State of Delaware and the Secretary of State of the State of Nevada, and to do any and all other acts and incur any cost or expense necessary or desirable to effectuate the foregoing resolutions, the execution and delivery thereof by the Authorized Officer to be deemed conclusive evidence of the approval by the Corporation of the terms, provisions and conditions thereof; and be it further

RESOLVED: That all actions heretofore taken by the Authorized Officer of the Corporation in connection with the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects; and be it further

RESOLVED: That that this Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Consent by delivery via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com) or other transmission method shall

constitute a valid and binding execution and delivery of this Consent by such party. Any counterpart so delivered shall constitute an enforceable original document.